SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 25, 2009

E-18 CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware		98-0541881
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

110 First Avenue NE, Suite #1006
 Minneapolis, MN  55413
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

612-379-3975
 (ISSUER TELEPHONE NUMBER)

26 Leon Blum Street
Tel Aviv, Israel 69052
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Gregg E. Jaclin, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “E-18” or the “Registrant” refer to E-18 Corp., a Delaware corporation.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, we entered into a share exchange agreement (the “Share Exchange Agreement”) with SquareOne Medical, Inc. (“SquareOne”), a Nevada company, and the shareholders of SquareOne (the “SquareOne Shareholders”) on June 25, 2009 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Share Exchange Agreement, we acquired all of the issued and outstanding common stock of SquareOne from the SquareOne Shareholders. In exchange, we issued to the SquareOne Shareholders, their designees or assigns, 35,000,000 shares of our common stock. In addition, at the Closing Date, Hadas Yaron and Yosef Itamar Krytman, our former officers and directors, and Avraham Yoel Zeitlin, our principal shareholder, cancelled a total number of 15,000,000 shares of our Common Stock. As a result of the cancellation, the 35,000,000 shares represent approximately 77.78% of our common stock issued and outstanding after the closing of the share exchange transaction contemplated under the Share Exchange Agreement (the “Share Transaction”).

A copy of the Share Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Pursuant to the Share Exchange Agreement, SquareOne Medical, Inc. became our wholly-owned subsidiary. Our directors have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement. The directors of SquareOne have approved the Share Exchange Agreement and the transactions contemplated thereunder.

This transaction is more fully described in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF SHARE EXCHANGE AGREEMENT

On June 25, 2009, we entered into a Share Exchange Agreement with SquareOne, and the SquareOne Shareholders. On the Closing Date, pursuant to the terms of the Share Exchange Agreement, we acquired all of the issued and outstanding common stock of SquareOne from the SquareOne Shareholders in exchange for our issuance of 35,000,000 common shares to the SquareOne Shareholders. In addition, at the Closing Date Hadas Yaron and Yosef Itamar Krytman, our former officers and directors, and Avraham Yoel Zeitlin, our principal shareholder cancelled a total number of 15,000,000 shares of our Common Stock. As a result of the cancellation, the 35,000,000 shares represent approximately 77.78% of our common stock issued and outstanding after the closing of the Share Exchange Transaction.

As a result of the Share Exchange, SquareOne became our wholly-owned subsidiary. Our directors and shareholders have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement. The directors of SquareOne have also approved the Share Exchange Agreement and the transactions contemplated thereunder.

Pursuant to the Share Exchange Agreement, and as a condition to the closing of the Share Exchange, Hadas Yaron and Yosef Itamar Krytman resigned from our board of directors and from all the office positions they held with us.

Pursuant to the written consent of our majority shareholders, John D. Oblinger, Jack Dillard, Ronald Ginn, and John S. Salstrom shall be appointed to our board of directors upon our satisfaction of applicable regulatory requirements, including the preparation, filing and distribution to our shareholders of a Schedule 14(f)-1 Notice to Stockholders.

Pursuant to the directors’ resolution on the Closing Date and subject to the terms and conditions of the Share Exchange Agreement, John S. Salstrom was appointed as the President and Chief Executive Officer, Jack Dillard the Chief Operating Officer, Ronald Ginn the Chief Marketing Officer and John D. Olinger the Chief Intelligence Officer.

BUSINESS OF SQUAREONE

Business Overview

SquareOne was incorporated on September 21, 1999 in the State of Nevada to develop and bring to market a new self-sheathing safety hypodermic syringe (the “SquareOne Safety Syringe”) that can potentially reduce accidental needlestick injuries.

According to Occupational Safety and Health Administration (OSHA), needlestick injuries expose millions of healthcare workers to bloodborne pathogens and such healthcare workers are at risk of occupational exposure to bloodborne pathogens, which includes Human Immunodeficiency Virus (HIV), Hepatitis B Virus (HBV), Hepatitis C Virus (HCV) and others. After an injection, the blood remaining on and in the needle may contain dangerous and life-threatening viruses, such as HIV, HAV, HBV, HCV, etc.  Federal law and institutional policy require healthcare workers to properly and safely dispose of these contaminated devices according to specified procedures. Nonetheless, during the disposal process, unprotected needles can and do cause needlestick injuries, resulting in 600,000 to 1 million of needlestick injuries per year, which, in turn, have led to tens of thousands of cases of HIV, HBV and other infections. Needlestick injuries are highly underreported; in fact, experts in the field have estimated that only one third of all needlestick incidents are being reported (see Kalorama Information “Needle-Free Drug Injection and Safety Syringes”).

To reduce these accidental needlestick injuries, the applicable federal law and OSHA regulations now mandate healthcare providers to use safer syringes in all applications, such as automatic, self-sheathing hypodermic syringes.  SquareOne Safety Syringe uses an innovative and patented safety syringe design meeting all criteria established by OSHA regulations for such safety syringes, especially the automatic, self-sheathing criteria.

Applicable Federal Laws and Regulations

Federal laws and regulations on reducing and minimizing bloodborne pathogens have expensed years of development. Adopted on March 6, 1992, OSHA regulations require healthcare providers to implement engineering controls to minimize exposure to bloodborne pathogens, and “engineering controls” was defined as controls (e.g. sharps disposal containers, self-sheathing needles) that isolate or remove the bloodborne pathogens hazard from the work place.

Mandated by the Needlestick Safety and prevention Act, changes to OSHA’s bloodborne pathogens standard were published in the Federal Register on January 18, 2001 (See CFR Part 1910.1030) and took effect on April 18, 2001, which now requires healthcare providers to maintain a log of injuries from contaminated sharps, and document consideration and implementation of appropriate commercially available and effective engineering controls designed to eliminate or minimize exposure. Thereby, safer sharps are considered appropriate engineering controls and the best strategy for worker protection.

To reflect the changes to bloodborne pathogens standards, “engineering controls” is now redefined as controls (e.g., sharps disposal containers, self-sheathing needles, safer medical devices, such as sharps with engineered sharps injury protection and needleless systems) that isolate or remove the bloodborne pathogens hazard from the workplace.

The Product: SquareOne Safety Syringe

The SquareOne Safety Syringe is a new safety hypodermic syringe and is intended for general use. Currently, Federal law and OSHA mandate require that healthcare providers select safer needle devices, particularly those whose safety features are activated automatically upon use. Because the SquareOne Safety Syringe is the only safety syringe that is automatic, self-sheathing, we believe that the SquareOne Safety Syringe will have the opportunity to replace the existing hypodermic syringes in use today to significantly reduce and possibly eliminate accidental needlestick exposure.

The Criteria for Development and Acceptance set forth below was developed by SquareOne in order to fully examine and describe all aspects of OSHA mandates for safety syringes, as well as the features of competitive devices and standard hypodermic syringes, and guide the design and manufacture of any safety syringe.  The SquareOne Safety Syringe was developed in compliance with these criteria, and is the only device meeting all the following criteria, particularly, “automatic” and “self-sheathing.”

Criteria for Development and Acceptance

▪	The Safety Syringe device must be a functional hypodermic syringe with full FDA approval.
▪	The Safety Syringe device must be available in all common sizes, be able to accommodate any standard needle up to 1.5 inches in length and must be compatible with standard packaging and sterilization technologies.
▪	The Safety Syringe device must be an integral part of the syringe, not an accessory, and must be useable in a manner similar to standard syringes in all applications/procedures.
▪	The safety features should be as simple as possible and the safety device should require little or no training to use effectively.
▪	The safety features must activate automatically if the user does not have or loses intentional control of the device, i.e., the device must be self-sheathing to be in compliance with the OSHA mandate.
▪
The Safety Syringe device must allow the worker's hands to remain behind the needle during use, especially during deployment of the safety feature, so as to preclude the need for movement of the hands or fingers in the direction of the used needle; the safety feature must provide a fixed barrier between the hands and needle when not in use.

▪	The safety device must be user-friendly in all applications/procedures, i.e., the device must be easy to manipulate while being safe and effective.
▪	Healthcare practitioners must be able to safely change needles before injection, if necessary, to prevent vial contamination, or to allow a different gauge/length needle to be attached to the syringe
▪	The Safety Syringe must have a permanent locking feature that disables the device and prevents reuse.
▪	The Safety Syringe must not be lockable with the needle exposed. The safety features must be in effect after disposal and should minimize additional disposal bulk.
▪	Manufacture of the Safety Syringe must be cost-effective, thus enabling the device to be competitively marketed.

The SquareOne Safety Syringe will be produced by a third-party manufacturer according to all regulatory requirements, especially FDA Good Manufacturing Practices (GMP), for the manufacture of Class II medical devices in the U.S., as well as International Standardization Organization (ISO) 9000 in the U.S.  The product design allows use of existing injection molding technology and fabrication techniques that utilize materials that are FDA-approved. Its components will be made of transparent polycarbonate and polypropylene. Graduation marks are provided on the plunger for ease in reading medication levels.

Critical product characteristics for consideration are as follows:

•
Performance:  The device must perform as well or better than other existing safety syringes and must prevent accidental needlesticks as much as possible.  No training or special handling is necessary once the user has been briefed on its proper use.

•
Reliability: Exhaustive testing, as well as safety approvals from the FDA and OSHA, will be a part of the full development of this product.  Additionally, SquareOne will undertake a full Underwriters Laboratories (UL) program, conducted to set the standard or benchmark for the syringe industry.

•
Price:  This syringe can be manufactured in quantity using existing methods and will cost only slightly more than current standard syringes without safety features.  The additional cost is due mainly to additional plastic material for fabrication and additional automatic assembly steps used during production.

•	Ability to Manufacture: The SquareOne Safety Syringe is designed to be manufactured and assembled easily and cost-effectively. The design is especially suited for automatic assembly.

The Market

The need for safety procedures and safety equipment in the medical field is long-standing and well-documented. There is a need for protective measures to be taken to ensure that healthcare workers, as well as the general population, are not at risk from accidental exposure to bloodborne diseases, including, but not limited to HIV, HBV, tuberculosis (TB) and Staphylococcus infections, all of which can be fatal.  As a result of this market need, new and important products are being developed to reduce the likelihood of accidental exposure to these blooborne diseases.

Accidental needlesticks most often occur when contaminated hypodermic syringes are being recapped or are not being disposed of properly. Recapping a used/contaminated needle is now against OSHA regulations and may result in a $10,000.00 fine per incident. Despite procedural efforts to limit the problem, each year millions of accidental needlestick injuries are reported and these cost hospitals and insurance companies over $3 billion annually in diagnosis and follow-up care, excluding the annual cost of treating infected workers, costs resulting from loss of life, loss of income, civil suit awards, litigation expenses and higher insurance premiums (see Kalorama Information “Needle-Free Drug Injection and Safety Syringes”).  Of the reported needlestick injuries, ninety-three percent (93%) involve needles containing blood or other potentially contaminated body fluids. The increasing hazards of exposure to bloodborne diseases caused by needlestick injuries alone are the most compelling reasons for development of an effective safety syringe.

The global market for  syringes is approximately 30 billion units per year, with approximately 27% of this volume in the U.S. alone. Currently, it is estimated that over 800 million “safety syringes” are sold in the U.S. (Source: Global Industry Analysts, Inc. “Syringes (Disposable and Resuable): A Global Strategic Business Report”) In summary, there are two powerful factors driving the market demand for safety syringes in the U.S. that will simultaneously “push” and “pull” safety syringes into the market:

•	The Pull: the collective voices of healthcare workers and their associations and unions.
•	The Push: strong legislation at both the state and federal levels requiring the use of safer technology as it becomes available, particularly those that are automatic and self-sheathing.

Sales and Marketing

SquareOne plans to penetrate the U.S. market in three (3) phases -- Market Introduction, Market Penetration and Market Expansion.  The targeted annual sales volumes for each of these phases are 50 million, 150 million and 400 million units, respectively.

1. Phase 1. Market Introduction

Market Introduction efforts will focus on selected markets in California, since the California market alone represents a substantial portion of the U.S. market. The primary focus will be on (a) large hospitals and hospital systems, (b) large medical purchasing organizations that control the distribution of medical devices to hospital groups, (c) clinical co-ops and (d) institutional or government purchasing organizations.  SquareOne has identified and qualified many of the organizations that would participate in the Phase 1 commercial launch in the California market.

During Phase 1, approximately 150,000 to 250,000 3cc SquareOne Safety Syringes will be distributed.  These units will be commercial-grade units with all regulatory requirements satisfied for clinical use.  The initial contacts with hospitals and hospital buying groups will be made by in-house SquareOne sales personnel with experience in medical device sales.  For each contact, clear and concise promotional and instructional materials will be presented to the Infection Control Committee to initiate the new product acceptance protocol.  These presentations will not only emphasize compliance criteria with respect to the federal and state laws, but will also emphasize the differential advantages of the SquareOne device over the other devices, as well as the immediate cost savings resulting from its use (see also Advertising Campaign section below describing the “SquareOne Marketing Edge”).

Following acceptance by the Infection Control or Sharps Committee at each hospital or buying group, extensive in-service training programs will be initiated.  The key to a successful commercial launch of the product in any market lies in the quality of the in-service training program and the in-service personnel, who will train the users shift-by-shift, as necessary.  These marketing professionals will also train additional staff to provide the ongoing in-service training needed at each site.  Depending on the size of the hospital, such in-service training can require weeks or more to complete.  The core instructors are already in place to accomplish this task once tooling fabrication and manufacturing are underway.

The target goal for the first year of sales resulting from the Phase 1 Market Introduction efforts is 50 million units.  However, this early Phase 1 effort is not only to generate substantial orders, but also to position SquareOne for an aggressive Phase 2 National Market Penetration as set forth below.  Thus, during Phase 1, SquareOne will become fully established with its:

•	key sales and marketing staff
•	comprehensive sales and marketing plan
•	sales and marketing materials, including instructional materials

•	public relations and advertising campaign
•	sales compensation plan
•	in-service training program
•	distribution plan, including distributors and other channels of distribution
•	pricing strategy
•	communication plan, including a web-based contact information and an 800 phone number

2.  Phase 2 and Phase 3.  Market Penetration and Expansion

Early in the Phase 1 Market Introduction Phase, SquareOne will also begin its Phase 2 Market Penetration program to aggressively expand its distribution and in-service training programs nationally to achieve annual production and sales volumes of 150 million units, comprising both 1cc and 3cc sizes.  After achieving this goal, in Year 2, SquareOne will begin expansion of operations to achieve annual production and sales volumes of 400 million units (Phase 3) early in the third year.  Expansion of distribution will be bolstered by a vigorous advertising campaign, as well as by education of the medical professionals and those having the interest and power to enforce the new laws covering use of hypodermic syringes and their improvements, particularly, the SquareOne device and its differential benefits.  Thus, a vigorous campaign aimed at the relevant governmental and professional organizations will also be pursued as set forth below.

SquareOne has also approached several potential industry-leading distribution organizations that have shown considerable interest and have tentatively agreed to distribute the Safety Syringe nationally.  International marketing will soon follow, once market acceptance in the California market and other significant markets in the U.S. is realized.  International sales will generally follow the lead of the U.S.

3.   Advertising Campaign:  The SquareOne Marketing Edge

SquareOne will launch an aggressive advertising campaign, as well as begin to publish articles in specific medical journals and other related medical journals, to achieve widespread publicity and exposure to healthcare professionals.  There are several basic principles that will drive the sales and marketing efforts of the SquareOne Safety Syringe, namely, (a) differential advantage, (b) compliance with federal and state laws and (c) immediate healthcare cost savings.

Differential Advantage.  SquareOne customers will receive a number of important benefits the competition is unable to provide.  While the competition may provide some of these benefits, the SquareOne Safety Syringe meets all the following:

•	The device is automatic, shelf-sheathing
•	The needle can be safely changed or replaced
•	The syringe maintains a barrier between hands and the needle when not in use
•	The syringe cannot be locked with the needle exposed
•	The device has shown strong acceptance in clinical trials
•	The syringe is locked and safe if intentional control of the device is lost
•	The syringe is cost-effective

Compliance with Federal and State Laws.  Because federal law now requires that all healthcare employers select safer needle devices, including devices that are automatic, self-sheathing devices, hospitals may now operate in full compliance with all OSHA and legislative mandates by using the SquareOne Safety Syringe.

Immediate Healthcare Cost Savings.  The improved healthcare resulting from use of the SquareOne Safety Syringe pays immediate and direct cost dividends to the user institution because of reduced worker compensation, direct relief of injury-related claims and reduced healthcare follow-up costs expended for each reported needlestick injury, estimated, on average, to be $3,000 per injury.

These benefits will be emphasized in all market introductions, including trade shows, customer presentations (in-service training), publications and, especially, in the SquareOne advertising campaign.  These are the competitive advantages that will entice customers to purchase the SquareOne Safety Syringe, as these benefits provide overall improved safety to healthcare professionals.  The psychological benefit for worker safety is also enhanced beyond measure.

4.  Other Marketing Methods

In addition to an aggressive advertising and promotion campaign aimed at the large institutional purchasing organizations, SquareOne will expend considerable efforts (a) communicating the availability of its fully compliant Safety Syringe and (b) demonstrating the device to relevant governmental and professional organizations.

Additionally, since the Underwriters Laboratory (UL) mission is to provide independent evaluation and certification to devices and equipment to insure high-level user safety, SquareOne will vigorously pursue such certification activities with UL, first to create a new category of safety standards for hypodermic syringes and then to solidify the safety syringe standard for the industry.

A second independent evaluation organization is the ECRI, formerly, the Emergency Care Research Institute, a nonprofit health services research agency established in 1955, whose function is also to provide independent evaluation of the safety of devices, will also be vigorously pursued.

Finally, selected insurance companies that bear the largest portion of the healthcare costs relating to needlestick injuries will be heavily lobbied.  Since such insurance companies cover billions of dollars in healthcare costs annually that result from needlestick injuries, their own benefit from the use of the SquareOne device has the potential to be of similar magnitude.

The Competition

1.  Existing Safety Syringes

To identify existing safety syringe products, SquareOne personnel performed an extensive patent search and contacted over a hundred healthcare professionals familiar with the devices that were currently available to hospitals, private practice physicians, and private practice dentists.  These included many doctors, nurse practitioners and dentists.  While there were many patented syringe designs attempting to create safer syringes, few had made it to the market and, of these, only a few have significant volume today.  Generally, the devices covered by these patents are complicated and the products would be very costly to fabricate. Moreover, most were not user-friendly and, in fact, were deemed to be unsafe by their own design characteristics.  Furthermore, no safety syringes similar to, or that perform the same function as, the SquareOne design were found on or off the market (see Criteria for Acceptance above).

According to several reliable sources in the field, there are only a few safety syringes that are even superficially comparable to the SquareOne Safety Syringe, namely, the B-D Integra®, the Retractable Technologies VanishPoint® and the NMT safety syringe.  Many other “safety syringe devices” were evaluated by SquareOne personnel and by the ECRI.  These include:  the B-D SafetyLok®, the B-D SafetyGlide®, the Covidien (Tyco) Monoject®, and the Covidien (Tyco) Magellen®, Turtle TS-1®, SafeSnap®, Maxxon®, Medi-Hut®, Bioject®, Medisys®, Futura®, Safety 1st® and Retrax®.  Even though some of these devices received an “acceptable” rating by the ECRI, they are not automatic, self-sheathing. The automatic, self-sheathing feature of the SquareOne device, among other things, distinguishes it from all others in the field.  Although technically, the Safe-Shot™ syringe by Medical Safety Technologies, Inc., is automatic, self-sheathing, its shortcomings limit its use in most applications in the clinical setting.

Importantly, none of the above devices complies fully with the new regulations for Class II needle-bearing medical devices described under 21 U.S.C. § 360d, in addition to 29 CFR 1910.1030 OSHA.  The SquareOne device, however, does fully comply, as it is based on the SquareOne Medical “Criteria for Acceptance,” the development guidelines that were adopted by the SEIU and used to petition the FDA to promulgate new performance standards with which any safety syringe should comply, particularly the automatic, self-sheathing criteria.

In summary, because OSHA and federal and state laws now mandate self-sheathing needles, and because there are no such devices on the market today that meet that mandate, when marketed, the SquareOne Safety Syringe will be the only such device on the market that is fully compliant.  SquareOne therefore has an opportunity to capture significant market share from the leading manufacturers in the industry.

Manufacturing

The Safety Syringe will initially be manufactured by a highly-qualified, third-party manufacturer in compliance with the FDA Good Manufacturing Practices for Class II medical devices in the U.S., as well as conform to ISO 9000 or better.  The product design allows use of existing injection-molding technology and fabrication techniques that utilize FDA-approved materials readily available in the industry and that are currently used for the manufacture of similar products, i.e. hypodermic syringes.  The components will be made of transparent polycarbonate and polypropylene.  In short, SquareOne Medical has prepared a detailed manufacturing plan, complete with Bill of Materials, to be implemented and automated by the selected manufacturer.

The Company has entered into detailed discussions with several highly-qualified, third-party manufacturers to fabricate and supply all tooling, to the Company’s specifications, to manufacture its Safety Syringe for Phase 1 Market Introduction, as well as full commercial tooling and automated assembly equipment for Phase 2 Market Penetration.   The selected manufacturer would also produce the Safety Syringe for the Phase 1 and Phase 2 and would provide full manufacturing support for the rollout of more permanent, Company-owned manufacturing facilities for its Phase 3 Market Expansion.  After such Company-owned manufacturing facilities initiated full commercial production of the Safety Syringe, the selected manufacturer would continue to fabricate all tooling for further expansion and would serve as the official second-site manufacturer of the product, as well as the training facility for new manufacturing personnel, as needed.

Production

The mission of SquareOne Medical, Inc. is to produce and sell a minimum of 400 million SquareOne Safety Syringes annually into the U.S. Market in Year 3.  To establish this level of production will require approximately twenty-four (24) months from the date of full funding and will be accomplished in three (3) overlapping phases.  The goal of Phase 1 (Months 1-12) is to establish annual production capacity at 150 million units and to produce and sell 50 million units; the goal of Phase 2 (Months 13-24) is to produce and sell 150 million units and to establish annual production capacity at 400 million, and the goal of Phase 3 is to produce and sell 400 million units annually until further expansion is warranted.

Patents

Existing Patents

SquareOne has been granted three (3) U.S. Patents for the SquareOne Safety Syringe.  These are utility patents, each carrying a twenty-year lifespan from the date of filing:

•	Patent # 5,057,086, Safety Syringe, issued October 1991 with twelve claims granted covering the form, fit and function of the basic device.

•	Patent # 5,279,584, Rotary Lock for Needle Sheaths, issued January 1994 with eighteen claims granted covering the permanent lock mechanism that disables the device after use.
•
Patent #5,308,332, Actuator Spring for Syringe Sheaths, issued May 1994 with three claims granted covering the utility of the plastic spring that always has adequate biasing tension to move the cover to the lock position from any release position.

Pending Patents

SquareOne has recently filed an additional patent (August 2008) that builds on its three previous patents and includes twenty new claims, including (i) red colored locking fingers that give the user the ability to visually determine that the device is bearing an exposed needle at any point during its use, thereby adding an additional safety utility and (ii) the utility of the helix design for the plastic spring that allows full collapse of the spring, thereby enabling the Slider (cover slide) full pull-back to expose the needle to the hub.  This latter feature gives the user the ability to use any size needle up to 1.5 inches.

Importantly, the filing of the new patent with the additional claims for the Safety Syringe itself not only gives the SquareOne device an additional twenty years of intellectual property protection, when issued, but also allows new foreign patents to be filed to provide worldwide protection.

Beyond syringes, there is a vast array of venipuncture products falling under the same needlestick protection mandate.  Therefore, SquareOne is ready to file several new patents, both domestically and internationally, that describe further improvements to the SquareOne Safety Syringe itself, as well as new designs for other safety needle products, namely, a manually operated (non-automatic) Safety Syringe, a Safety Catheter for I.V. use, a Dental Safety Syringe and a Phlebotomy (blood-drawing) device to be used with a vacuum tube (see below).

Future Products

SquareOne has been actively engaged in developing new products that are in advanced stages of development:

A manually operated Safety Syringe (non-automatic), similar in design to the current SquareOne Safety Syringe, but without the plastic spring, will be introduced for use outside the U.S. where the self-sheathing feature is not required. This device would compete directly with many other devices, as the SquareOne device is of superior design and function.

The Safety Catheter Device for I.V. use is achieved by changing the LuerLok fitting on the syringe barrel to a slip-fit design to accommodate a catheter, thus yielding an automatic, self-sheathing device.  Removing the plastic spring would create a manually operated (non-automatic) safety catheter, if required.

The Safety Phlebotomy Device (blood-drawing) is simply a 10cc or 20cc size safety syringe modified with a phlebotomy needle.  This Safety Phlebotomy device is complete with the SquareOne automatic locking features adapted to the phlebotomy application normally used with vacuum tubes for drawing blood.

The Dental Safety Syringe that includes a living-hinge component, which, when released, allows the needle to snap down over the needle, thereby protecting the dentist and patient.

No assurance can be given regarding the viability of such products, whether or not they will be developed or, if developed, will be successful.

EMPLOYEES

Currently, SquareOne has four full-time employees.

DESCRIPTION OF PROPERTY

The principal executive offices of SquareOne are located at 110 First Avenue NE, Suite #1006, Minneapolis, MN 55413.  The office space is provided to us at no cost by our officer and director John Salstrom.

LEGAL PROCEEDINGS

As of the date of this filing, to our best knowledge, there are no pending legal proceedings, to which we are a party or in which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder, is a party, adverse to us or has a material interest adverse to us. Neither is our property the subject of any pending legal proceedings.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

We have a relatively limited operating history. Such limited operating history and the unpredictability of the beverage industry makes it difficult for investors to evaluate our businesses and future operating results. An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

WE NEED ADDITIONAL FINANCING TO IMPLEMENT OUR BUSINESS PLAN.

 To undertake the full commercialization program for the SquareOne Safety Syringe in a manner that not only introduces this device to healthcare workers across the U.S., but also allows SquareOne to move aggressively and decisively into the marketplace to establish brand name in the safety syringe market will need additional financing. We will need substantial additional funds to:

·	effectuate our business plan and develop our product line;
·	file, prosecute, defend and enforce our intellectual property rights; and
·	produce and market our products.

There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives, or overhead expenditures to the extent necessary. The failure to fund our capital requirements could have a material adverse effect on our business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing could result in additional dilution to our stockholders and the incurrence of indebtedness would result in increased debt service obligations that could result in operating and financing covenants that would restrict our operations.

OUR PRODUCTS ARE SUBJECT TO THE CHANGING APPLICABLE LAWS AND REGULATIONS.

Our business is particularly subject to changing federal and state laws and regulations on safety syringes.  Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not respond in a timely or commercially appropriate manner to such changes.  If we fail to adjust our products in response to the changing requirements, our products may be prohibited from sales and marketing in the U.S. market, which could have a material adverse effect on our sales and earnings.

WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND FAILURE TO COMPETE EFFECTIVELY MAY ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

We believe that existing and new competitors will continue to improve their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

 Important factors affecting our ability to compete successfully include:

•	sale and marketing promotions;
•	rapid and effective development of new, unique technique
•	branded name advertising; and
•	pricing

In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

WE RELY ON THE SERVICES OF CERTAIN KEY PERSONNEL.

Our business relies on the efforts and talents of our President and Chief Executive Officer John S. Salstrom, Ph.D. and our Chief Operating Officer, Jack Dillard. The loss of their service could adversely affect the operations of our business. We have not entered into employment agreements with them. The loss of their service for any reason could have a very negative impact on our ability to fulfill on our business plan.

WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL TO SUPPORT OUR GROWTH AND IF WE ARE UNABLE TO RETAIN OR HIRE SUCH PERSONNEL IN THE FUTURE, OUR ABILITY TO IMPROVE OUR PRODUCTS AND IMPLEMENT OUR BUSINESS OBJECTIVES COULD BE ADVERSELY AFFECTED.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

PRODUCT LIABILITY CLAIMS AGAINST US COULD RESULT IN ADVERSE PUBLICITY AND POTENTIALLY SIGNIFICANT MONETARY DAMAGES.

As with other companies in this line of business, we are also exposed to risks associated with product liability claims if the use of our products results in injury or illness. We cannot predict what impact such product liability claims or resulting negative publicity would have on our business or on our brand image. The successful assertion of product liability claims against us could result in potentially significant monetary damages, diversion of management resources and require us to make significant payments and incur substantial legal expenses, although we do carry product liability insurance for potential product liability claims.   Even if a product liability claim is not successfully pursued to judgment by a claimant, we may still incur substantial legal expenses defending against such a claim. Finally, serious product quality concerns could result in governmental action against us, which, among other things, could result in the suspension of production or distribution of our products, loss of certain licenses, or other governmental penalties.

WE RELY PRIMARILY ON THIRD-PARTY MANUFACTURERS AND DISTRIBUTORS, THIS COULD AFFECT OUR ABILITY TO EFFICIENTLY AND PROFITABLY MANUFACTURE, DISTRIBUTE AND MARKET OUR PRODUCTS, MAINTAIN OUR EXISTING MARKETS AND EXPAND OUR BUSINESS INTO OTHER GEOGRAPHIC MARKETS.

We do not sell our products directly to our end customers. Instead, we primarily rely on third-party distributors for the sale and distribution of our products. To the extent that our distributors are distracted from selling our products or do not expend sufficient efforts in managing and selling our products, our sales will be adversely affected. Our ability to maintain our distribution network and attract additional distributors will depend on a number of factors, many of which are outside our control. Some of these factors include: (i) the level of demand for our brand and products in a particular distribution area; (ii) our ability to price our products at levels competitive with those offered by competing products and (iii) our ability to deliver products in the quantity and at the time ordered by distributors.

There can be no assurance that we will be able to meet all or any of these factors in any of our current or prospective geographic areas of distribution. Furthermore, shortage of adequate working capital may make it impossible for us to do so. Our inability to achieve any of these factors in a geographic distribution area will have a material adverse effect on our relationships with our distributors in that particular geographic area, thus limiting our ability to maintain and expand our market, which will likely adversely affect our revenues and financial results.

OUR FUTURE SUCCESS RELIES UPON OUR PATENTED PRODUCT. THERE IS NO ASSURANCE THAT WE WILL HAVE THE RESOURCES TO ENFORCE THE PATENTS THROUGH LITIGATION OR OTHERWISE. THE LOSS OF EXCLUSIVE RIGHT TO OUR DEVICE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We believe that our business does not infringe upon the valid proprietary rights of others, but there can be no assurance that third parties will not assert infringement claims against us. If infringement claims are brought against us, there can be no assurance that we will have the financial resources to defend against such claims or prevent an adverse judgment against us. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

 The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Risks Related to Our Common Stock

OUR COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or Nasdaq system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

THERE IS LIMITED LIQUIDITY ON THE OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one's orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one's order entry.

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASKING PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Currently our Common Stock is quoted in the OTC Bulletin Board market and the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and our Common Stock is subject to abuses, volatility and shorting. Thus there is currently no broadly followed and established trading market for our Common Stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our Common Stock has been and may continue to be limited and sporadic. As a result of such trading activity, the quoted price for our Common Stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Common Stock and as a result, the market value of our Common Stock likely would decline.

OUR COMMON STOCK IS SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.

The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

OUR COMMON STOCK ARE CLASSIFIED AS A “PENNY STOCK” AS THAT TERM IS GENERALLY DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934 TO MEAN EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. OUR COMMON STOCK WILL BE SUBJECT TO RULES THAT IMPOSE SALES PRACTICE AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS WHO ENGAGE IN CERTAIN TRANSACTIONS INVOLVING A PENNY STOCK.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

      the§ basis on which the broker or dealer made the suitability determination, and that§ the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our Common Stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

We make forward-looking statements in Management’s Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this report based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements include information about our possible or assumed future results of operations which follow under the headings “Business and Overview,” “Liquidity and Capital Resources,” and other statements throughout this report preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed in these forward-looking statements, including the risks and uncertainties described below and other factors we describe from time to time in our periodic filings with the U.S. Securities and Exchange Commission (the “SEC”). We therefore caution you not to rely unduly on any forward-looking statements. The forward-looking statements in this report speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

COMPANY OVERVIEW

SquareOne was incorporated on September 21, 1999 in the State of Nevada to develop and bring to market the new SquareOne Safety Syringe that can potentially reduce accidental needlestick injuries.

According to Occupational Safety and Health Administration report, needlestick injuries expose healthcare workers to bloodborne pathogens and millions workers in the healthcare industry and related occupations are at risk of occupational exposure to bloodborne pathogens which includes Human Immunodeficiency Virus (HIV), Hepatitis B Virus (HBV), Hepatitis C Virus (HCV), and others. After an injection, the blood remaining on and in the needle may contain dangerous and life-threatening viruses, such as HIV, HAV, HBV, HCV, etc. Federal law and institutional policy require healthcare workers to properly and safely dispose of these contaminated devices according to specified procedures. Nonetheless, during the disposal process, these syringes can and do cause needlestick injuries, resulting in millions of injuries per year, which, in turn, lead to tens of thousands of cases of HIV, HBV and other infections.

To reduce these accidental needlestick injuries, the applicable federal law and OSHA regulations now mandate healthcare providers to use safer syringes in all applications, such as automatic, self-sheathing hypodermic syringes.  SquareOne Safety Syringe uses an innovative and patented safety design meeting all criteria established by Occupational Safety and Health Administration (“OSHA”) regulations for such safety syringes, especially the automatic, self-sheathing criteria. The SquareOne Safety Syringes are intended for general use. We believe that the SquareOne Safety Syringe will replace the existing hypodermic syringes in use today to significantly reduce and possibly eliminate accidental needlestick exposure.

PLAN OF OPERATIONS

Below are the milestones (on a quarterly basis, post-merger) that SquareOne is basing its projections of positive cash flow on, as well as assumptions regarding SquareOne’s capital formation needs.

First Quarter:

•	Complete initial capital raise of $1.2 million
•	Create new marketing materials based on new name and market positioning
•	Select contract manufacturer from short list of two final, highly qualified candidates
•	Order tooling and automated assembly equipment for initial production of SqareOne’s proprietary, patented automatic, self-sheathing hypodermic safety syringe
•	File several additional patents based on SquareOne’s plans to expand its product base to other safety needle devices beyond the hypodermic safety syringe category

Second Quarter:

•	Complete an additional capital raise of at least $2.5 million
•	Accelerate completion of the Phase 1 Market Introduction program
•	Work with Contract Manufacturer to produce 150,000 to 250,000 commercial-grade units of the 3cc, automatic, self-sheathing SquareOne Safety Syringe
•	Launch public relations and advertising campaign

Third Quarter:

•
As part of the Phase 1 Market Introduction program, distribute approximately 150,000 to 250,000 3cc SquareOne Safety Syringes to targeted hospital systems. These units will be commercial-grade units with all regulatory requirements satisfied for clinical use.

•	Hire additional key sales and marketing staff
•	Complete sales and marketing materials, including instructional materials
•	Launch in-service training program at healthcare institutions
•	Formalize distribution plan

Fourth Quarter:

•	Complete a $9 million capital raise to execute the Phase 2 and 3 portions of SqaureOne’s business plan – Market Expansion and Penetration
•	Aggressively expand SquareOne’s distribution and in-service training programs nationally to achieve annual production and sales volumes of 150 million units, comprising both 1cc and 3cc sizes.

Expansion of distribution will be bolstered by a vigorous marketing campaign, as well as by education of the medical professionals and those having the interest and power to enforce the new laws covering use of hypodermic syringes and their improvements, particularly, the SquareOne device and its differential benefits.

Liquidity and Capital Resources

SquareOne is a development stage company. As of March 31, 2009, SquareOne has incurred an accumulated net loss of $1,727,038. At March 31, 2009, SquareOne had cash and cash equivalents of $621. At December 31, 2008, SquareOne had cash and cash equivalents of $693 as compared to cash and cash equivalents of $4,137 as of December 31, 2007.  The independent auditor of SquareOne has raised concern about SquareOne’s ability to continue as a going concern. Management is trying to raise additional capital through sales of common stock, as well as seeking financing from third parties.

	Three Months			21-Sep-1999
	Ended	Year Ended		(Inception)
	March 31,	December 31,		to March 31,
	2009	2008	2007	2009
Net Cash (Used) by Operating Activities	(72)	(154,194)	(156,821)	(1,302,387)

Net Cash (Used) by Investment Activities	-	-	(2,027)	(71,054)

Net Cash Provided by Financing Activities	-	150,750	162,000	1,374,062

Net Increase / (Decrease) in Cash	(72)	(3,444)	3,152	621

Cash, Beginning of Period	693	4,137	985	-

Cash, End of Period	$621	$693	$4,137	$621

MANAGEMENT

Appointment of New Officers and Directors

In connection with the Share Exchange Agreement, we appointed four (4) new directors to our board and four (4) new officers and key employees.  The directors shall be appointed to our board of directors upon our satisfaction of applicable regulatory requirements, including the preparation, filing and distribution to our shareholders of a Schedule 14(f)-1 Notice to Stockholders.

The following table sets forth the names, ages, and positions of our new executive officer, key employees and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
John D. Olinger	63	Chairman and Chief Intelligence Officer
John S. Salstrom, Ph.D.	64	President, Chief Executive Officer, Secretary and Director
Jack Dillard	54	Chief Operating Officer and Director
Ronald Ginn	70	Chief Marketing Officer and Director

The following summarizes the occupation and business experience for our officers, directors, key employees and advisory board:

John D. Olinger, 63, Chairman and Chief Intelligence Officer

Mr. Olinger has nearly thirty-eight years of experience in top management positions.  Prior to joining SquareOne Medical, Mr. Olinger served as the President and CEO of HammerBlow Towing Systems Corp for thirteen (13) years. HammerBlow is a company he acquired and grew to become the industry leader, with multi-plant operations and facilities in three states and Mexico. The remarkable result of Mr. Olinger’s thirteen-year tenure at HammerBlow and the decisive implementation of his strategic plan was the sale of the company to its largest competitor, the Cequent Commercial Products division of TriMas Corporation, for eight (8) times its then current EBITDA, after which Cequent retained him for two additional years to help manage a $240 million division of the company.  For seven (7) years prior to his service at HammerBlow, Mr. Olinger was the President and CEO of the Nanik Division of Apogee Enterprises, a Fortune 500 company, during which time he had responsibility for overall operations of the company’s multi-plant facilities in three states and an additional plant in the Netherlands.  Additionally, Mr. Olinger has twelve (12) years of experience as a senior hospital executive, having managed all aspects of patient care and operations in two separate hospital systems in Chicago, Illinois and Wausau, Wisconsin.  Mr. Olinger served as a Regional Sales Manager covering fifteen (15) states for B.F. Goodrich Chemical Company for three (3) years after obtaining his B.S. degree from Miami University, Oxford, Ohio in 1968.  In 1973, he obtained his Masters degree in Business, with Honors, from Northwestern University, Evanston, Illinois, with additional majors in Marketing and Hospital Administration.  Mr. Olinger is currently the Chairman of the Board of Integrity First Bank in Wausau, Wisconsin, and has served on numerous boards of businesses, social organizations and charities.

John S. Salstrom, Ph.D., 64, President, CEO, Secretary and Director

Dr. Salstrom is a co-founder of SquareOne.  He has over twenty-eight years of experience with start-up companies, mainly in biotechnology and medical technology, and brings a unique ability to analyze and develop strategic plans, business models and optimal corporate structure. Prior to joining SquareOne Medical, Inc., since 1980, Dr. Salstrom served as Head of the Vector Development Program at Molecular Genetics, Inc., Research Director of the Molecular Biology and Human Healthcare Programs at Endotronics, Inc. and he was a Co-Founder and Vice President of Scientific Affairs at Helix BioCore, Inc.  He also co-founded and served as Director for Ganesh Energene Ltd. (Mumbai), an Indian Joint Venture.  Dr. Salstrom is a Microbiologist and Molecular Biologist by training, having received his B.A. from Miami University, his M.S. and Ph.D. degrees from the University of Wisconsin, followed by a Postdoctoral fellowship at Harvard University. He holds numerous Academic Honors and Awards, several patents, and has to his credit numerous publications, articles, theses and manuscripts. Dr. Salstrom has held several research and teaching positions.

Jack Dillard, 54, Chief Operating Officer and Director

Mr. Dillard is a co-founder of SquareOne and co-inventor of the SquareOne Safety Syringe technology.  Prior to joining SquareOne Medical, since 1984, he was an Executive Vice President and Vice President of Manufacturing for PJD Associates, a company he co-founded, with responsibilities for developing, patenting and bringing to commercial production several electronic monitoring devices for high purity water for drinking and commercial use. As a physicist, he served as a Member of Technical Staff and Project Manager for Hughes Electronics, a Fortune 50 company, where he developed infrared imaging equipment/devices for military and scientific endeavors.  Overall, he has an extensive background in the development and marketing of new products.  His experience includes development, manufacturing and marketing of semi-conductors, communication and messaging equipment and components.  He has years of experience in plastic injection molding/tooling, vacuum forming, metal die-casting/stamping and electronic design/assembly.  Mr. Dillard also has wide-ranging knowledge of new product development and management through all phases of prototyping, engineering design/documentation, and full commercial production.  He holds several U.S. and International Patents.  Mr. Dillard received a presidential appointment to The United States Military Academy at West Point while serving in the U.S. Army in 1973 and he completed his education at San Francisco State University with a B.S. in Physics in 1977.

Ronald Ginn, 70, Chief Marketing Officer and Director

Mr. Ginn is a co-founder of SquareOne.  Prior to joining SquareOne Medical, since 1985, Mr. Ginn served as the President and CEO of PJD Associates, a manufacturing and marketing company for equipment/devices for the water purification industry.  He has over twenty-three years of experience in strategic development, planning and implementation at Continental Can Corporation, a Fortune 500 company within the packaging industry, where his career evolved from a senior-level marketing and sales executive to the general management level, which included operations, marketing and sales responsibility for the Middle East, Africa and Greece, as well as the United States.  He was directly associated with new product development for commercial packaging for pharmaceuticals, easy-open beverage containers, plastic tennis ball cans and plastic motor oil and paint containers.  Mr. Ginn has negotiated, implemented and managed hundreds of sales and purchasing contracts in the U.S., as well as in Kuwait, Saudi Arabia, Nigeria, Greece and Morocco, which included creating a novel rebate program for securing and maintaining long-term contracts.  Mr. Ginn received a B.S. in Business Administration and Industrial Management from San Jose State University in 1961 and he is a 1974 graduate of Northwestern Business School.

Employment Agreements

As of the date of this filing, each of the four officers and directors has executed an Employment Agreement containing appropriate confidentiality and non-compete provisions.

Pursuant to the Employment Agreement, the employee shall be employed on an at-will basis. The employee may terminate the employment relationship contemplated in the Employment Agreement upon a sixty (60) days written notice to SquareOne, and SquareOne may terminate the employment relationship contemplated in the Employment Agreement upon a sixty (60) days written notice to the employee if the termination is without cause. However, if the termination is for cause, SquareOne has no obligation to provide the employee with a prior written notice.

Subject to the terms and provisions of the Employment Agreement, during his employment and for a three (3) years period thereafter, the employee shall not use or disclose confidential information for any purposes not authorized by SquareOne. Additionally, pursuant to the Employment Agreement, the employee agrees that during his employment and for a period of two years thereafter, the employee will not directly or indirectly engage in any commercial activity that is in competition with that of SquareOne, and also agrees that prior to his creation of employment relationship with a new employer, he will inform this new employer of the content of the Employment Agreement and provide this new employer a copy of the Employment Agreement.

Family Relationships

None.

Conflicts of Interest

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

E-18 CORP COMPENSATION SUMMARY

Summary Compensation Table

The following table shows for the periods ended December 31, 2008 and 2007, compensation awarded to or paid to, or earned by, our officers and directors.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hadas Yaron	2007 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Yosef Krytman	2007 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Summary Compensation

Since our incorporation on June 28, 2007, we have not paid any compensation to our Directors or officers in consideration for services rendered to us in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans.

Since our incorporation on June 28, 2007, no stock options or stock appreciation rights have been granted to any of our Directors or executive officers, none of our Directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Our Directors do not receive compensation for their services as directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There is no employment or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

SQUAREONE COMPENSATION SUMMARY

Summary Compensation Table

The following table shows for the periods ended December 31, 2008 and 2007, compensation awarded to or paid to, or earned by, our officer and director.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John D Olinger	2007	60,000	--	--	1,200,000	--	--	--	60,000
Chairman, CIO	2008	60,000	--	--	--	--	--	--	60,000
Jack Dillard COO	2007	60,000	--	--	--	--	--	--	60,000
	2008	60,000	--	--	--	--	--	--	60,000
John Salstrom CEO	2007	60,000	--	--	--	--	--	--	60,000
	2008	60,000	--	--	--	--	--	--	60,000
Ronald Ginn CMO	2007	60,000	--	--	--	--	--	--	60,000
	2008	60,000	--	--	--	--	--	--	60,000

Outstanding Equity Awards

On November 1, 2005, subject to the terms and condition of the 1999 Stock Option and Stock Award Plan of SquareOne, SquareOne entered into a stock option agreement with John D. Olinger. Pursuant to the Stock Option Agreement, SquareOne granted to Mr. Olinger stock options to purchase 1,200,000 shares of the common stock of SquareOne at exercise price of $.55 per share.  As of the date hereof, all stock options have been fully vested, and none stock option has been exercised.

Compensation of Directors

Our directors do not receive compensation for their services as directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

As of the date of this filing, we have entered into an Employment Agreement with each of the four officers and directors. Pursuant to the Employment Agreement, the employee shall be employed on an at-will basis. The employee may terminate the employment relationship contemplated in the Employment Agreement upon a sixty (60) days written notice to SquareOne, and SquareOne may terminate the employment relationship contemplated in the Employment Agreement upon a sixty (60) days written notice to the employee if the termination is without cause. However, if the termination is for cause, SquareOne has no obligation to provide the employee with a prior written notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pre-Closing

Beneficial Ownership of Holdings

The following table sets forth prior to the closing of the share exchange, as of June 25, 2009, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Hadas Yaron	Common	9,000,000	36.00%
Yosef Itamar Krytman	Common	5,000,000	20.00%

General Associates, LLC	Common	2,223,250	8.89%
Elizabeth Chamberlain	Common	2,183,250	8.73%
Green Light Productions, Inc.	Common	2,228,500	8.91%
Nelson Rosenbaum	Common	2,178,000	8.70%
Executive Officers and Directors as a Group (2)	Common	14,000,000	56.00%

Notes:

(1)
Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Based on 25,000,000 shares of common stock issued and outstanding prior to the closing.

Post-Closing

The following table sets forth certain information regarding our common stock beneficially owned on June 25, 2009, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, after the closing of the Exchange Agreement.

Name	Number of Shares Beneficially Owned	Percent of Shares (1)
Square One Medical, LP(2)	31,934,923	70.97%
John S. Salstrom	1,351,744	3.00%
Officer and Directors as a Group	1,351,744	3.00%

(1)	Based upon 45,000,000 shares of common stock issued and outstanding as of June 25, 2009
(2)	Our officers and directors Jack Dillard and Ronald Ginn hold approximately 25.53% and 4.75% membership interest in Square One Medical, LP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

E-18 Corp.

On June 28, 2007, pursuant to the terms of a subscription agreement, we sold 2,000,000 shares of our common stock to Mr. Avraham Y. Zeitlin, former President, Secretary, Treasurer and Director, for cash payment of $200 (par value).  Mr. Zeitlin returned 1,800,000 of his shares to us on September 15, 2007 and continues to hold 200,000 shares of our common stock. This issuance was in reliance upon the exemption under Regulation D Rule 506 promulgated under the Securities Act of 1933 (the “Securities Act”).  No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Zeitlin and transfer was restricted by us in accordance with the requirements of the Securities Act.

On July 2, 2007, pursuant to the terms of a subscription agreement, we sold 1,000,000 shares of our common stock to Mr. Yosef Itamar Krytman, our secretary and director, for cash payment to us of $100.  We believe this issuance was exempt under Regulation S of the Securities Act.  The offering and sale was made in an off-shore transaction only to Mr. Yosef Itamar Krytman who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act. No advertising or general solicitation was employed in offering the securities.

On September 15, 2007, pursuant to the terms of a subscription agreement, we sold 1,800,000 shares of our common stock to Hadas Yaron, our President, Treasurer and director, for cash payment to us of $180.   This issuance was exempt under Regulation S of the Securities Act.  No advertising or general solicitation was employed in offering the securities. The offering and sale was made in an off-shore transaction only to Mrs. Hadas Yaron who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

Ms. Hadas Yaron, our President, Treasurer, and Director, has contributed office space for our use.  There is no charge to us for our use of the space as the rental value of such space is nominal and our use is limited in time.

SquareOne Medical, Inc.

On November 1, 2005, SquareOne granted a 1,200,000 share five-year Incentive Stock Opiton to John D. Olinger having an exercise price of 110% of the market price or $0.55 per share with 400,000 options becoming vested on November 1, 2006, 2007 and 2008.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

SquareOne is authorized to issue 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Currently, we have 20,714,000 shares of common stock issued and outstanding.  The holders of our common stock (1) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by our Board of Directors; (2) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (3) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (4) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy.

Preferred Stock

In May 2003, SquareOne launched an offering of its Series B Preferred Stock and sold 220 shares at $1,000 per share to raise $220,000 from five (5) investors. In connection with the Share Exchange, five (5) investors converted their Series B Preferred Stock into 880,000 shares of SquareOne common stock. At the Closing of the Share Exchange, the 880,000 shares of SquareOne common stock were exchanged into 1,486,917 shares of E-18 common stock.

As of the date hereof, SquareOne has designated 500,000 shares of Series C Preferred Stock, 500,000 shares of Series D Preferred Stock, and 1,000,000 shares of Series E Preferred Stock. Currently, zero shares of preferred stock have been issued.

Convertible Debentures

Anoka Debentures

On April 27, 2003 and on June 29, 2003, SquareOne issued a convertible debenture to each of Anoka Sherburne County Capital Fund and Anoka Investors, LLC, respectively (the “Anoka Debentures”). Each Anoka debenture has a principal amount of $27,500 with an interest rate at 10% per annum.

At any time prior to repayment, the holders of the Anoka Debentures shall have the option to convert the unpaid principal balance of the Anoka Debentures, together with all accrued and unpaid interest, to shares of common stock of the Issuer. The conversion factor per share shall be 50% of the lowest share price offered or agreed to by the Issuer for shares after March 1, 2001.

In the event that Issuer shall close on equity financing in an amount of not less than $1,000,000 at any time prior to the repayment of the Anoka Debentures, then the unpaid principal balance, together with all accrued and unpaid interest, shall be automatically converted to shares of common stock of the Issuer. The conversion factor per share shall be 50% of the lowest share price offered by the Issuer for shares after March 1, 2001.

In the event that a transaction occurs prior to the receipt of $1,000,000 in bridge loan financing that results in an acquisition by an unrelated party of more than 50% of the outstanding voting power of SquareOne equity securities, the lowest share price shall mean the fair market value of SquareOne common stock as of the date of closing.

Upon conversion, SquareOne shall issue a five-year warrant (the “Anoka Warrants”) to each of the Anoka Debenture holders for additional shares equal to 75% of the shares received in the conversion (the “Anoka Warrant Shares”). The warrant exercise price will be equal to 90% of the lowest share price offered by SquareOne to other investors after March 1, 2001. Although the term of such debentures is currently expired, the Company continues to carry the debt on its books.

At the Closing of the Share Exchange Transaction, and subject to the terms of the Share Exchange Agreement, upon exercise of the warrants, the Holder shall receive common stock of E-18 at an exchange rate of 1-for-1.6897.

Bridge Loan Convertible Debenture

In December 2001, in connection with a bridge loan financing, we entered into convertible bridge loan agreement with three (3) investors (the “Bridge Loan Debenture”). Pursuant to the terms of the agreement, the principal amount payable shall automatically be converted into fully paid and nonassessable shares of common stock of SquareOne upon SquareOne’s obtaining at least One Million Dollars ($1,000,000) in equity financing pursuant to a Private Placement or Initial Public Offering (IPO) of its capital stock, or other such liquidity event, such as a merger or acquisition involving a third party, occurring after the date of this Agreement.

Upon conversion, SquareOne shall issue a six-year warrant (the “Bridge Loan Warrants”) to the Bridge Loan Debenture holder for additional shares equal to 150% of the shares received in the conversion (the “Bridge Loan Warrant Shares”).

At the Closing of the Share Exchange Transaction, and subject to the terms of the Share Exchange Agreement, upon exercise of the debenture and warrants, the Bridge Loan Debenture holder shall have the right to receive shares of common stock of E-18 at an exchange rate of 1-for-1.6897.

Warrants

Currently, SquareOne has 71 warrants outstanding. Prior to the expiration date as set forth in each warrant, the 71 outstanding warrants may be exercisable into 5,676,696 shares of the common stock of SquareOne (the “Warrant Shares”) at the exercise price as set forth in each individual agreement.  At the Closing of the Share Exchange Transaction, and subject to the terms of the Share Exchange Agreement, upon exercise of the warrants, the warrant holders have the right to receive shares of common stock of E-18 at an exchange rate of 1-for-1.6897.

Stock Option

Incentive Stock Options for 1,200,000 shares at an exercise price of $0.55 per share are fully vested and outstanding.

Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

Transfer Agent

We have not appointed a transfer agent and registrar for our common stock at this time. We will appoint a transfer agent upon the effectiveness of this registration statement.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Delaware, Section 102(b)(7) provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

 Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Share Exchange Agreement on June 25, 2009, we issued 35,000,000 shares of our common stock to the SquareOne Shareholders, their affiliates or assigns, in exchange for 100% of the outstanding shares of SquareOne. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of the SquareOne Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the SquareOne Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01 Change in Registrant’s Certifying Accountant.

On June 25, 2009, we terminated Weinberg & Associates LLC (the “Weinberg”) as our independent registered public accounting firm in connection with the Share Exchange. We engaged a new independent registered public accounting firm, Moore & Associates, Chartered (“Moore”), who provided the audit of SquareOne. Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, we report as follows:

(a)	(i)	Weinberg was terminated as our independent registered public accounting firm effective on June 25, 2009.
(ii)
For the two most recent fiscal years ended December 31, 2008 and 2007, Weinberg’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a going concern.

	(iii)	The termination of Weinberg and engagement of Moore was approved by our board of directors.
(iv)
We and Weinberg did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended December 31, 2008 and 2007, and subsequent interim period through the date of dismissal, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

	(v)	During our fiscal years ended December 31, 2008 and 2007, and subsequent interim period through the date of dismissal, we did not experience any reportable events.

(b)		On June 25, 2009, we engaged Moore to be our independent registered public accounting firm.
(i)
Prior to engaging Moore, we had not consulted Moore regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with Moore regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

	(ii)	We did not have any disagreements with Weinberg and therefore did not discuss any past disagreements with Weinberg.

(c)
We have requested Weinberg to furnish us with a letter addressed to the SEC stating whether Weinberg agrees with the statements made by us regarding Weinberg. Attached hereto as Exhibit 16.1 is a copy of Weinberg’s letter to the SEC dated June 26, 2009.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Share Exchange Agreement effective June 25, 2009, we issued 35,000,000 shares of our Common Stock to the SquareOne Medical, Inc. Shareholders, their affiliates or assigns in exchange for the transfer of 100% of the outstanding shares of SquareOne held by the SqaureOne Medical, Inc. Shareholders. As such, immediately following the Share Exchange, the shareholders of SquareOne held approximately 77.78% of the total voting power of our outstanding stock entitled to vote.

Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the share exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report, Hadas Yaron and Yosef Itamar Krytman resigned from all the office positions they held with us and also resigned from our board of directors.

Further, John D. Olinger, John S. Salstrom, Ph.D., Jack Dillard, and Ronald Ginn (the “New Directors”) shall be appointed to our board of directors upon our satisfaction of applicable regulatory requirements, including the preparation, filing and distribution to our shareholders of a Schedule 14(f)-1 Notice to Stockholders.

Finally, effective June 25, 2009, our directors appointed the following officers:

Name	Age	Position
John S. Salstrom, Ph.D.	64	President, Chief Executive Officer, Secretary
Jack Dillard	54	Chief Operating Officer
Ronald Ginn	70	Chief Marketing Officer
John D. Olinger	63	Chief Intelligence Officer

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)   Resignation of Directors

Effective June 25, 2009, Hadas Yaron and Yosef Itamar Krytman resigned from our board of directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b)   Resignation of Officers

Effective June 25, 2009, Hadas Yaron resigned as our President, Chief Executive Officer, Chief Financial Officer, and Treasurer, and Yosef Itamar Krytman resigned as our Secretary.

(c) Appointment of Directors

Effective June 25, 2009, the following persons were appointed as members of the Board of Directors upon our satisfaction of applicable regulatory requirements, including the preparation, filing and distribution to our shareholders of a Schedule 14(f)-1 Notice to Stockholders:

Name	Age	Position
John D. Olinger	63	Chairman
John S. Salstrom, Ph.D.	64	Director
Jack Dillard	54	Director
Ronald Ginn	70	Director

Please also see the section entitled “Management” of Section 2.01 of this current report for the business experience of the new directors, whose information is herein incorporated by reference.

(d) Appointment of Officers

Effective June 25, 2009, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Position
John S. Salstrom, Ph.D.	64	President, Chief Executive Officer, Secretary
Jack Dillard	54	Chief Operating Officer
Ronald Ginn	70	Chief Marketing Officer
John D. Olinger	63	Chief Intelligence Officer

Please also see the section entitled “Management” of Section 2.01 of this current report for the business experience of the new officers, whose information is herein incorporated by reference.

e)  Employment Agreement

Please see section entitled “Management” of Section 2.01 of this current report for the description of the material terms of the employment agreement with each of the officers, whose information is herein incorporated by reference.

Item 5.06 Change in Shell Company Status

We were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Share Exchange. As a result of the Share Exchange, SquareOne became our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Share Exchange has caused us to cease to be a shell company. For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

 The Audited Financial Statements of SquareOne Medical, Inc. as of March 31, 2009, December 31, 2008 and 2007 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)	PRO FORMA FINANCIAL INFORMATION.

None.

                (d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Exchange Agreement among E-18, Inc, SquareOne Medical, Inc., and the shareholders of SquareOne Medical, Inc.

14.1	Code of Ethics

16.1	Letter from Auditor Consent

99.1	Audited Financial Statement for SquareOne Medical, Inc. for the Three Months ended March 31, 2009 and the Years ended December 31, 2008 and December 31, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

E-18 Corp.
June 30, 2009	By:	/s/ John S. Salstrom
John S. Salstrom, Ph.D.
Title: Chief Executive Officer